Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the accompanying Registration Statement on Form S-3 of our report dated November 21, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in AmeriGas Partners, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2008. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 8, 2009